UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2003

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-3687863
(State of incorporation)	(I.R.S. Employer Identification No.)

1319 Marquette Drive

Romeoville, Illinois 60446

(630) 323-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 7.    Financial Statements and Exhibits

(c) Exhibits

Number	Exhibit
99.1	Press Release dated April 23, 2003.

Item 9.    Regulation FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12)

In accordance with Securities and Exchange Commission Release No. 33-8126, the following information, which is intended to be furnished under Item 12, “Results of Operations,” is instead being furnished under Item 9, “Regulation FD Disclosure.”

On April 23, 2003, Nanophase Technologies Corporation (the “Company”) issued a press release attached to this report as Exhibit 99.1. The text of that press release is incorporated in this Item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanophase Technologies Corporation

By:	/S/ JOSEPH CROSS
Joseph Cross, Chief Executive Officer

Date: April 23, 2003